UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2007
SGX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-51745 (Commission File Number)	06-1523147 (I.R.S. Employer Identification No.)
10505 ROSELLE STREET
SAN DIEGO, CALIFORNIA 92121
(Address of Principal Executive Offices)
(858) 558-4850
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 21, 2007, the registrant entered into a third amendment to its lease agreement with BRS Torrey I, LLC, for approximately 27,555 square feet of its facilities in San Diego, California. The amendment extends the term of the lease to September 2013. In addition, the amendment provides for an option to extend the term of the lease for a further five years and provides the registrant with tenant improvement allowances of up to $2,500,000 subject to certain conditions.
The foregoing description of the lease amendment is qualified in its entirety by reference to the agreement which is filed as Exhibit 99.1, to this current report on Form 8-K and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Third Amendment to Lease Agreement dated December 21, 2007 between Registrant and BRS Torrey I, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGX PHARMACEUTICALS, INC.
Dated: December 21, 2007	By:	/s/ W. Todd Myers
W. Todd Myers
Chief Financial Officer

INDEX TO EXHIBITS
99.1	Third Amendment to Lease Agreement dated December 21, 2007 between Registrant and BRS Torrey I, LLC.